UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2014

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2014, the Board of Directors (the “Board”) of MRV Communications, Inc. (the “Company”) appointed David Stehlin, the Company’s Chief Executive Officer, to serve as a director of the Company. Mr. Stehlin fills a vacancy created by an increase in the size of the Board from four to five. Mr. Stehlin’s term will expire at the next annual meeting of stockholders.

There are no arrangements or understandings between Mr. Stehlin and any other persons pursuant to which he was appointed as a director of the Company. Mr. Stehlin has not been named to any committee of the Board. There are no transactions between Mr. Stehlin and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01      Financial Statements and Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 11, 2014

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen A Garcia
Stephen A. Garcia
Chief Financial Officer